Exhibit 107
CALCULATION OF FILING FEE TABLE
424(b)(5)
(Form type)
Cousins Properties Incorporated
(Exact name of Registrant as specified in its charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities*
Fees to Be Paid	Equity	Common Stock	457(o)(1)	—	—	$394,949,683	0.0001102	$43,524
	Total Offering Amounts					$394,949,683		$43,524(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$43,089(2)
	Net Fee Due							$435
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Cousins Properties Incorporated	424(b)(5)	333-236822	8/3/2021		$43,089(2)	Equity	Common Stock	—	$394,949,683
Fee Offset Sources	Cousins Properties Incorporated	424(b)(5)	333-236822		8/3/2021						$43,089(2)
1.In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-269859), filed on February 17, 2023.
2.The registrant previously filed a prospectus supplement, dated August 3, 2021 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333- 236822), filed with the Securities and Exchange Commission on March 2, 2020 (the “Prior Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $54,550 was paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $394,949,683 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $43,089 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.